Exhibit 99.1

Silvercrest Asset Management Group Inc. Announces Quarterly Dividend

NEW YORK, February 27, 2014 — Silvercrest Asset Management Group Inc. (NASDAQ: SAMG), (the “Company”) today announced that it its board of directors has declared a quarterly dividend of $0.12 per share of Class A common stock.  The dividend will be paid on or about March 20, 2014 to shareholders of record as of the close of business on March 7, 2014.

About Silvercrest Asset Management
Silvercrest Asset Management Group (NASDAQ: SAMG) was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Los Angeles, Boston and Charlottesville, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2013, the firm reported assets under management of $14.6 billion.

Investor Relations Contact:

Richard R. Hough III
212-649-0601
rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM